Exhibit 10.4

LEASE CONTRACT

Lessor: Shaanxi Hengwei Property Management Co., Ltd

Lessee:  Shaanxi Jiali Pharmaceuticals Co., Ltd.

Contract No: CF-2000-0602

Contract Address: Nanxin Street 29

contract Time: March 10, 2007

1.  Location of the premises :Xincheng Building, #29 Nanxin Street ,Shaanxi , PRC
Size of the premises   220  square meters (Gross size), quality of the premises    good .

2.  Lease term :

The lease term will be from March 16,2007     (month)(day)(year) to  March 15, 2012  (month)(day)(year).

(Note: the lease term will not be longer than 20 years, and the exceeding part is inefficiency)

3.  Rental Amount: the rental will be    RMB27000   per quarter.

4.  the payment period and method. The Lessee pays the next installment in the first 10 days of every quarter .

5.  Lessee will bear the cost of utilities such as telephone communications, water, electricity, property management fee and gas on time during the lease term.

6.  the usage:   handle official business

7.  the repair of the premises - the Lessor is responsible for the safeguard.

The lessee is responsible for the   telephone,  sanitation service fees, property management fee, water and electricity fees.

8.  Does the lessee has the permission of the decoration, additions or alterations, the scope of the decoration, additions or alterations:          ∕

When this contract expires, the handle ways of the decoration, additions or alterations:          ∕

9.  does the lessor permits lessee to sub-lease the premises?

10.  Earnest money RMB 3000 , and the lessee pays to lessor before the contract signing day.

11.  Termination and dissolution of the contract.

The lessor has the right to terminate the contract if the lessee has the following actions:

A. the lessee dose not pay the rental or the delayed payment more than 20 days shall be regarded as a breach of the contract,

B. the delayed payment is more than      ∕

C. the lessee changes the usage of the premises without the permission of the lessor and related department.

D the lessee disobey the contract and does not repair premises result in the damage of the premises and facilities .

E. the lessee makes decoration without the permission of the lessor.

F. the lessee transfers the premises to others without the permission of the lessor.

The lessee has the right to terminate the contract if the lessor has the following actions.

A. the lessor delayed the premise for   ∕   month

B. the lessor disobey the contract and does not repair the premise , which made the lessor can’t use the premises.

12.  when the lessee return the premises - the contract expire day,

13.  breach of the contract - the breaching party pay RMB3000 penalty.

(1)  The lessor dose not repair the premise in time or according the demanding, which made the damage to body and property, the lessor is responsible for compensate.

(2)  The lessor should not only pay the delayed fees but also the late fee he does not do the payment.

(3)  The lessor is responsible for the damage of the premises if he transfer the premises to others.

14.  Both parties will solve the disputes arising from execution of the contract through friendly consultation, or mediation by the related department. In case the agreement cannot be reached, any party may resort to arbitration commission for arbitration over the matter.

15.  Other conditions

The original contract is invalid

Lessor: Shaanxi Hengwei Property Management Co., Ltd

Lessee:  Shaanxi Jiali Pharmaceuticals Co., Ltd.

ID No:610104720804001

Tel: 87271818

People’s Republic of China
the Certificate of House Ownership

House Owner - Shaanxi Jiali Pharmaceuticals Co., Ltd.
Location - No. 48 Xibao Road Weibin District
Code - 4530-1
Type of Estate - Stock System
House Status - I Building
Structure - steel and concrete
Total floors - 4 floors
Building Area - 2851.83m2
Issued by - Baoji House Property Administration
Issued Date - Nov. 20, 2001

People’s Republic of China
the Permit Certificate of State-owned Land Usufruct

User’s Name - Shaanxi Jiali Pharmaceuticals Co., Ltd
Location - No. 48 Baoguang Road
Purpose - Industry
Type of usage - remises
Expiration Date - June 18, 2050
Area - 5373.2m2
Issued by - Baoji Bureau of Land and Resources
Issued Date - June 3, 2002